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                                                                   Exhibit 3.153

                                    BYLAWS OF

                       TIDEWATER AMBULANCE SERVICES, INC.

                                    ARTICLE I

                            MEETINGS OF STOCKHOLDERS

     Section 1. Annual Meeting. Unless a different date or time is designated by resolution of the Board of Directors, the annual meeting of the shareholders for the election of directors and the transaction of whatever other business may be brought before said meeting shall be held on the second Tuesday in March of each year, at 10:00 a.m., if said date is not a legal holiday, or, if a legal holiday, at said time on the next succeeding business day unless the Board of Directors otherwise determines.

     Section 2 Special Meetings. Special meetings of shareholders, unless otherwise provided by law, may be called for any purpose at any time by the Board of Directors or the President.

     Section 3. Place of Meeting. The Board of Directors may designate any place, either within or without the Commonwealth of Virginia, as the place of meeting for any annual meeting or for any special meeting which is called by the Board of Directors. If no place is designated by the Board of Directors, or if a special meeting is called otherwise than by the Board of Directors, the place of meeting shall be the offices of the Corporation in Norfolk, Virginia.

     Section 4. Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten days nor more than sixty days before the date of such meeting (except as a different time is specified by law) either personally or by mail, telegram, teletype or other carrier, by or at the direction of the President, the Secretary, or the person calling the meeting, to each shareholder of record entitled by law to notice of such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, with postage prepaid, addressed to the shareholder at his address as it appears on the stock records of the Corporation.

     Section 5. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed by the Board of Directors, as provided above, then the close of business on the day before the date on which notice of the meeting is mailed, or the date on which a resolution of the Board of Directors declaring a dividend is

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adopted, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made, as provided herein, such determination shall apply to any adjournment of such meeting if the meeting is adjourned to a date not more than 120 days after the original meeting date.

     Section 6. Quorum. A majority of the shares entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, with respect to that matter, except as otherwise required by law. If less than a majority of the shares entitled to vote are so represented at the meeting, then a majority of the shares which are so represented may adjourn the meeting from time to time without further notice, but may take no other action. At such adjourned meeting, at which a quorum is present in person or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called had the same then been held.

     Section 7. Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by such shareholder or his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation or any other officer or agent authorized to tabulate votes before or at the time of the meeting. No proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy.

     Section 8. Voting of Shares. Each share entitled to vote on a matter at any meeting of shareholders shall be entitled to one vote on each such matter submitted to a vote at such meeting. If a quorum exists, action on a matter, other than the election of directors, by a group of shares entitled to vote thereon is approved if the votes for approval cast within the group exceed the vote cast opposing the action, unless a greater number of affirmative votes is required by law.

     At each election of directors, every shareholder shall have the right to vote, in person or by proxy, the number of shares which he is entitled to vote at said meeting, for as many persons as there are directors to be elected at said meeting, but cumulative voting shall not be permitted. In elections of directors those receiving the greatest number of votes shall be deemed elected even though not receiving a majority of the votes cast.

     Section 9. Action by Shareholders Without a Meeting. Any action required to be taken at a meeting of shareholders, or any action which may be taken at a meeting of shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken (and, if signed at a time other than at the time such action is to be effective, the consent states the dates on which each shareholder signed) shall be signed before or after such action by all of the shareholders. Such written consent shall have the same force and effect as a unanimous vote.


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                                   ARTICLE II

                               BOARD OF DIRECTORS

     Section 1. General Powers. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors, the members of which need not be shareholders of the Corporation.

     Section 2. Number and Election. The number of members of the Board of Directors shall be equal to the number of persons whom the shareholders shall have elected to be directors from time to time; which shall be no more than five
(5) nor less than one (1). The Board of Directors shall be elected annually by the shareholders for a term of one (1) year, or, if elected at a time other than upon the annual meeting of shareholders, for a term expiring as of the next annual meeting. In any event, unless sooner removed, directors shall serve until their successors are duly elected and qualify.

     Section 3. Vacancies. Any vacancy occurring on the Board of Directors, may be filled by the affirmative vote of a majority of the remaining directors though such majority be less than a quorum of the Board.

     Section 4. Removal of Directors. At a meeting of shareholders called expressly for that purpose, any director may be removed, with or without cause, by a vote of the shareholders holding a majority of the shares entitled to be cast at an election of directors by the voting group or voting groups by which such director was elected.

     Section 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times, at least annually, as shall be specified by the Board of Directors by resolution from time to time. Such regular meetings may be held without notice of time, place and purpose thereof. If not otherwise specified by resolution, the Board of Directors shall meet the first business day following the annual meeting of shareholders at 9:00 a.m. in the location where the shareholders' meeting was held.

     Section 6. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. Notice of the time and place of each special meeting shall be given orally or in writing to each director. Such notice, if given in person, by private carrier, telegram, or telephone, must be received at least twenty-four hours prior to such meeting, and, if given by mail, must be mailed postpaid and correctly addressed and postmarked at least six days prior to such meeting; provided that if the notice is sent by registered or certified mail, the notice is sufficient if the receipt is signed by or or behalf of the addressee at least twenty-four hours prior to such meeting. Any director may waive notice of any meeting, and attendance at or participation in any meeting shall constitute a waiver of notice of such meeting unless the director objects at the beginning of the meeting, or promptly upon his arrival, to holding it or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.


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     Section 7. Quorum. A majority of the number of directors of the Corporation shall constitute a quorum for the transaction of business at any meeting of the Board. If a quorum is not present, a majority of those in attendance may adjourn the meeting from time to time until a quorum is obtained.

     Section 8. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Any action required to be taken at a meeting of directors, or any action which may be taken at a meeting of directors, may be taken without a meeting if a consent in writing, setting forth the action so taken (and, if signed at a time other than at the time such action is to be effective, the consent states the dates on which each director signed) shall be signed before or after such action by all of the directors. Such written consent shall have the same force and effect as a unanimous vote.

     Section 9. Compensation. By a resolution of the shareholders or the Board of Directors, the directors may be paid their expenses, if any, and a fixed sum for attending each meeting of the Board of Directors and each meeting of a committee of the Board; and may, in addition, be paid an annual retainer. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     Section 10. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors when any action is taken is deemed to have assented to the action taken unless he votes against or abstains from the action taken, or he has objected at the beginning of the meeting, or promptly upon his arrival, to the holding of the meeting or transacting specified business at the meeting. Any such dissenting votes, abstentions or objections shall be entered in the minutes of the meeting.

                                   ARTICLE III

                                    OFFICERS

     Section 1. Officers. The officers of the Corporation shall be a President and a Secretary, each of whom shall be appointed by and shall serve at the pleasure of the Board. In addition, the Corporation shall have such other officers as may be appointed from time to time by the Board.

     Section 2. President. The President shall preside at all meetings, shall make reports to the Board of Directors and stockholders, shall have general supervision of the business and affairs of the Corporation and shall possess such powers and perform such duties as are incident to the office, subject to the direction of the Board of Directors.

     Section 3. Secretary. The Secretary shall serve as secretary of the Board of Directors. The Secretary shall keep the minutes of all meetings of the shareholders and the Board of Directors, attend to serving and giving all notices of the Corporation; have charge of the corporate seal, the stock certificate records and such other books, records and papers as the Board of Directors may direct; keep a stock record containing the names of all persons who are


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shareholders of the Corporation, showing their place of residence, the number of shares of stock held by them, and the time when they became owners thereof; and perform such other duties as may be incident to the office or as may be prescribed by the President. If Assistant Secretaries are appointed, each such officer shall be authorized to perform the functions of the Secretary upon the request or absence of the Secretary.

     Section 4. Execution of Instruments. Checks, notes, drafts, other commercial instruments, assignments, guarantees of signatures and contracts (except as otherwise provided herein or by law) shall be executed by the President, or any such officer(s) or employee(s) or agent(s) as the Board of Directors or any of such designated officers may direct.

                                   ARTICLE IV

                          EMPLOYEES OTHER THAN OFFICERS

     Section 1. Employees. Subject to the authority of the Board of Directors, the President or any other officer authorized by the President may employ such agents and employees, other than officers, as such officer may deem advisable for the prompt and orderly transaction of the business of the Corporation. Any officer so doing may define the duties of such agents and employees, fix their compensation and dismiss them. Such officer is authorized, on behalf of the Corporation, to execute any agency, employment, or other such agreements which may be necessary and proper to effect the employment of such agent or employee.

                                    ARTICLE V

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

     Section 1. Form and Signatures. Certificates evidencing shares of the Corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary or any other officer authorized by a resolution of the Board of Directors, and may (but need not) be sealed by the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee thereof.

     All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, along with the number of shares and the date of issue, shall be entered on the stock transfer records of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled. No new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.


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     Section 2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the transfer records of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of. authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes except to the extent the Board of Directors, by resolution, may establish a procedure whereby the beneficial owners of shares registered in the name of a nominee are to be recognized by the Corporation as the shareholder, in accordance with applicable law.

                                   ARTICLE VI

                                WAIVER OF NOTICE

     Section 1. Waiver. Unless otherwise provided by law, whenever any notice is required to be given to any stockholder or Director of the Corporation under the provisions of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE VII

                                   FISCAL YEAR

     Section 1. Fiscal Year. The fiscal year of the Corporation shall begin on January 1st and end on December 31st of each year.

                                  ARTICLE VIII

                             DIVIDENDS AND FINANCES

     Section 1. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon such terms and conditions as may be permitted by law.

     Section 2. Depositories. The monies of the Corporation shall be deposited in such banks or trust companies as the Board of Directors shall designate, and all payments so far as practicable, shall be made by checks. Checks and drafts as well as notes, bonds or other instruments creating or evidencing an obligation for the payment of money shall be signed in the name of the Corporation or as the Board of Directors shall direct.


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                                   ARTICLE IX

                          SHARES OF OTHER CORPORATIONS

     Section 1. Voting. The President is authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority herein granted to said officer to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised either by said officer in person or by any person authorized so to do by proxy or power of attorney duly executed by said officer. Notwithstanding the above, however, the Board of Directors, in its discretion, may designate by resolution any additional person to vote or represent said shares of other corporations.

                                    ARTICLE X

                                      SEAL

     Section 1. Seal. The seal of the Corporation shall be in such form as may be approved from time to time by the Board of Directors and said seal, or a facsimile thereof, may be imprinted or affixed by any process or in any manner reproduced. The Secretary or Treasurer, any Assistant Secretary or Assistant Treasurer and any other officer authorized by resolution of the Board of Directors shall be empowered to affix and attest the corporate seal on all documents.

                                   ARTICLE XI

                                   AMENDMENTS

     Section 1. Amendments. Unless otherwise provided by law or indicated herein, these Bylaws or any of them may be altered, amended, or repealed and new Bylaws made by the Board of Directors or the shareholders at any regular meeting, at any special meeting where such action has been announced in the call and notice of such meeting, or by unanimous consent in writing in lieu of a meeting.

                                   ARTICLE XII

                   Indemnification and Limitation of Liability

     Section 1. Limitation of Liability. To the fullest extent that the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors or officers of the Corporation for breach of fiduciary duty, and provided that a director or officer shall not have engaged in (i) any breach of


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his or her duty of loyalty to the Corporation, (ii) acts or omissions not in good faith or which involve willful misconduct or a knowing violation of law, or
(iii) any transactions from which the director or officer derived an improper or personal benefit, then such a director or officer shall not be liable to the Corporation for monetary damages. Any amendment to or repeal of this Article XII shall not adversely affect any right or protection of a director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

     Section 2. Indemnification. To the fullest extent permitted and in the manner prescribed by the Virginia Stock Corporation Act and any other applicable law, the Corporation shall indemnify, against all liability incurred in a proceeding (and advance reasonable expenses to), any director or officer of the Corporation, who is, was, or is threatened to be made a party to any such threatened, pending, or completed action, suit, or proceeding. (whether civil, criminal, administrative, arbitrative, or investigative), including an action by or in the right of the Corporation, by reason of the fact that he is or was such a director or officer or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. The Board of Directors is empowered, by majority vote of a quorum of disinterested directors, to contract in advance to indemnify any director or officer.

     Section 3. Other Persons. The Board of Directors is empowered, by majority vote of a quorum of disinterested directors, to cause the Corporation to indemnify, or contract in advance to indemnify, (and advance reasonable expenses to) any person not specified in Section 2 of this Article who was or is a party to any proceeding by reason of the fact that he is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, employee benefit plan, or other enterprise, to the same extent as if such person were specified as one to whom indemnification is granted in Section 2 hereof.

     Section 4. Insurance. The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any liability asserted against or incurred by such person in any such capacity or arising from his status as such, whether or not the Corporation would have power to indemnify him against such liability under the provisions of this Article.

     Section 5. Scope. The provisions of this Article XII shall be applicable to all actions, claims, suits, or proceedings commenced after the adoption hereof, whether arising from any action taken or failure to act before or after such adoption. No amendment, modification, or repeal of this Article shall diminish the rights provided hereby or diminish the right to indemnification with respect to any claim, issue, or matter in any then pending or subsequent proceeding that is based in any material respect on any alleged action or failure to act prior to such amendment, modification, or repeal.


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     Section 6. Continuous Coverage. Reference herein to directors, officers, employees, or agents, shall include former directors, officers, employees, and agents, and their respective heirs, executors, and administrators.

     Section 7. Amendment. This Article XII may only be altered, amended, or repealed by action of the shareholders of the Corporation.


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